ProFunds

                          Amended Designation of Series


         The undersigned, being all of the Trustees of ProFunds (the "Trust"), a Delaware business trust, acting pursuant to Section 4.9.2 of the Amended and Restated Declaration of Trust dated October 28, 1997, hereby redesignate the shares of beneficial interest of two series of shares of the Trust, without in any way changing the rights or privileges of any such series or its shareholders, as follows:



         Former Designation                       New Designation
         ------------------                       ----------------
         Airline ProFund                          Airlines ProFund
         Banking ProFund                          Banks ProFund



         IN WITNESS WHEREOF, the undersigned have executed this instrument the 2nd day of March, 2001.


                                          --------------------------------------
                                          Michael Sapir, as Trustee

                                          --------------------------------------
                                          Russell S. Reynolds, III, as Trustee

                                          --------------------------------------
                                          Michael Wachs, as Trustee